EXHIBIT 21 - LIST OF SUBSIDIARIES

Wainoco Resources Inc. (incorporated in Delaware),
a subsidiary of Frontier Oil Corporation

Wainoco Oil & Gas Company (incorporated in Delaware),
a subsidiary of Wainoco Resources Inc.

Frontier Holdings Inc. (incorporated in Delaware),
a subsidiary of Frontier Oil Corporation

Frontier Refining & Marketing Inc. (incorporated in Delaware), a subsidiary of Frontier Holdings Inc.

Frontier Refining Inc. (incorporated in Delaware),
a subsidiary of Frontier Refining & Marketing Inc.

Frontier Oil and Refining Company (incorporated in Delaware), a subsidiary of Frontier Refining & Marketing Inc.

Frontier Pipeline Inc. (incorporated in Delaware),
a subsidiary of Frontier Refining & Marketing Inc.

Frontier El Dorado Refining Company (incorporated in Delaware), a subsidiary of Frontier Refining & Marketing Inc.